EXHIBIT 21

                                   SUBSIDIARIES

      The following is a list of the subsidiaries of Mark IV Industries, Inc. ("the Company") at May 27, 1999. Except as otherwise indicated, the names of indirectly-owned subsidiaries are indented under the names of their immediate parent.

Dayco Products, Inc. (Delaware)
    Controladora Dayco SA de C.V. (Mexico)
          Dayco Products S.A. de C.V. (Mexico)
    Mark IV Industries Canada Inc. (Canada)
          Mark IV Air Intake Systems Partnership (Canada) (100% owned in the aggregate by Mark IV Industries Canada Inc. and Mark IV Systemes Moteurs S.A.)
          Mark IV Industries Limited (Canada)
    Mark IV Luxembourg Sarl (Luxembourg)
          Dayco Europe SrL (Italy)
             Nuova Eletta S.p.A. (Italy)
             CTM Cinotto Tecnomeccanica S.p.A. (Italy) (99% ownership)
             Dayco SACIC S.A. (Belgium)
             Dayco PTI S.A. (Spain)
             Dayco PTI GmbH (Germany)
             Lunkoflex Iberica S.A. (Spain) (53% ownership)
             Dayco F.C. S.R.L. (Italy)
             Lombardini FIM S.p.A. (Italy)
               Lombardini UK Limited (UK)
               Lombardini Modoren GmbH (Germany)
               Anonima Construzione Motori Endotermici-A.C.M.E. S.P.A.
                Motoreps C.A. Barquisimento (Venezuela) (15.33% ownership) ACME Motori S.A.- Ltd (South Africa) (15.07% ownership)
               Lombardini Marine S.p.A. (Italy)
               Lombardini Espana S.A. (Spain)
          Dayco Ireland Holdings Limited (Ireland)
    Mark IV Automotive AB (Sweden)
          Dayco Sweden AB (Sweden)
    Mark IV (Gibralter) Limited (Gibralter) (100% owned in the aggregate, by
     Dayco Products, Inc. and Facet Holding Co., Inc.)
    Mark IV Automotive Pty Ltd. (Australia)
    Dayco Products Singapore Pte. Ltd (Singapore)
          Dayco TSA Singapore Pte Ltd (Singapore)
    Imperial Eastman LLC (Delaware)
    Dayco Distributing, Inc. (Kentucky)
    Woods Liquidating Corporation (Delaware)
          Luminator Holding L.P. (Delaware) (100% owned, in the aggregate, by the Company and Woods Liquidating Corporation)
             Luminator Service, Inc. (New York)
Mark IV Holdings, S.A. (Belgium)
Mark IV PLC (United Kingdom)




    Mark IV Ventures Ltd (United Kingdom)
Pietranera S.r.L. (Italy) (100% owned, in the aggregate, by the
 Company and Armtek International Holding Company, Inc.)
F-P Technologies Holding Corp. (Delaware) (100% owned, in the aggregate, by the Company and Mark IV Industries Ltd.)
GS Costa Mesa, Inc. (Delaware)
F-P Displays, Inc. (Massachusetts)
Mark IV Holding AG (Switzerland)
    F-P Displays AG (Switzerland)
Mark IV France S.A.S. (France)
    Dayco Europe S.A.R.L. (France)
          Mark IV Systems Moteurs SA (France)
    Gulton S.A. (France)
    SLE  S.A.R.L. (France)
    Lombardini France S.A. (France)
          Genelec S.A. (France)
K/G of Amherst, Inc. (Delaware)
Armtek International Holding Company, Inc. (Delaware)
    Dayco Pacific Pty. Limited (Australia) (100% owned, in the aggregate, by
      Armtek Int'l Holding Company,Inc. and Dayco Products, Inc.)
          Rubicon Industrial (Australia) Pty. Ltd (Australia)
             Adelaide Flexibles PTY Limited (Australia)
             EN-U Technology PTY Limited (Australia)
             Inter-Arc Industrial Products PTY Limited (Australia)
             Novahose Industrial PTY Limited (Australia)
             Seal-Tite Couplings PTY Limited (Australia)
             Rubicon Industrial PTY Ltd. (Australia)
             WA Industrial Rubber PTY Limited (Australia)
          Imperial Eastman Pty Limited (Australia)
Mark IV Industries GmbH (Germany)
    Mark IV Vertriebs GmbH (Germany)
    Dayco Europe GmbH (Germany) (100% owned, in the aggregate, by Mark IV
      Industries GmbH and Mark IV Industries Canada, Inc.)
    Mark IV Audio Deutschland GmbH (Germany)
Eagle Funding Corporation (Delaware)
Automatic Signal/Eagle Signal Corp.(Delaware)
Mark IV Holdings Inc. (Delaware)
    Mark IV Industries Overseas, Ltd. (Barbados)
Aerospace Sub, Inc. (Delaware)
Mark IV Acquisition Corp. (Delaware)
Mark IV Industries Ireland (Ireland) (100% owned, in the aggregate, by the
 Company and Mark IV Holdings Inc.)
Mark IV IVHS, Inc. (Delaware)
NRD, LLC (Delaware)
    NRD Inc. (New York)
Lum-Eag Holdings (Ireland)
Mark IV Automotive do Brasil Ltda. (Brasil) (100% owned, in the aggregate, by the Company and Dayco Europe SrL)
    Daytec S.A. (Brazil)
    Techold Ltda (Brazil)
          Tecalon Brasileira de Auto Pecas S.A. (Brazil) (100% owned in the aggregate by Techold Ltda. and Mark IV Auto do Brazil Ltda.)
    Dayco do Brasil Industria E Comercio Ltda. (Brazil) (99.9% ownership)



Dayco Argentina (Argentina) (100% owned, in the aggregate, by the Company and Dayco Europe SrL)
Facet Holding Co., Inc. (Delaware)
    Facet Industrial B.V. (Netherlands)
          Purolator Filter GmbH (Germany) (100% owned, in the aggregate, by
           Facet Industrial B.V. and Facet Holding Co., Inc.)
    Facet Italiana S.p.A (Italy)
          Facet FCE S.A.R.L. (France) (100% owned, in the aggregate, by Facet
           Italiana SpA and Facet Industrial U.K. Limited)
    Facet Iberica, S.A. (Spain) (100% owned, in the aggregate, by Facet Holding Co., Inc.; Facet Italiana SpA, and Facet
        Industrial U.K.)
    Motor Components, LLC (Delaware)
    Facet Industrial U.K. Limited (United Kingdom)
          Dayco Europe Ltd (United Kingdom)
             Dayco PTI Ltd (United Kingdom)
             Caplugs Ltd (United Kingdom) (50% owned by Dayco PTI Ltd.) Purolator Products Air Filtration Company (Delaware)
    FACET USA, Inc. (Delaware)
    George W. Dahl Company, Inc. (Delaware)
    Facet Enterprises, Inc. (Delaware)
    Facet Export Corporation (Delaware)
    Facet Fuel Systems, Inc. (Delaware)
Mark IV Pay Agent, Inc. (Delaware)
Mark IV Acquisition Corp. (Delaware
Facet International S.A. (Switzerland) (99.7% ownership)
Lombardini U.S.A., Inc.